[PRESTIGE BRANDS INC. LOGO]

Mark Pettie
Chairman and CEO

April 9, 2007

Mr. James E. Kelly
34 Edgewood Road
Edison, New Jersey 08820

Dear Jim,

We are very pleased that you will be joining Prestige Brands Inc. as Senior Vice President, Marketing effective April 17th, 2007. In this important leadership role you will report directly to me and be a key member of the Prestige Brands leadership team.

The terms and conditions of your employment as SVP, Marketing consists of the following:

•	Annual salary of $250,000 paid twice monthly.
•
Participation in the Management Bonus Plan for the fiscal year ending March 31, 2008. Payments will be made in May of every year for the preceding year, which ends on 3/31. You must be an employee at the end of the year to qualify. Your target eligibility (which is dependant on the Company achieving budget objectives) is 45% of annual salary. The actual bonus may be higher, lower or non-existent dependant on financial performance of the Company.

•	Eligibility for the Long Term Incentive Plan (LTIP) with an initial 2008 grant of $346,875.
•
A sign on/retention bonus of $75,000 payable in two equal installments of $37,500 on April 30th , 2007 and $37,500 on April 30th, 2008. In order to earn this retention bonus you must be employed in good standing with the company through the payout dates.

•	Severance Benefit of one year’s salary and target bonus if terminated for reasons other than “cause”, conditioned on the execution of a severance agreement.

90 North Broadway Irvington, New York 10533
phone: (914) 524-6882 fax: (914) 524-7401 email: mpettie@prestigebrandsinc.com

•	Medical Insurance (eligible immediately)
•	Dental Insurance (eligible after 1 month)
•	Employee Life Insurance (eligible after 1 month, Company paid)
•	Long-term Disability Insurance (eligible after 1 month, Company paid)
•	Long-term Care Insurance (eligible after 3 months, Company paid)
•	Flexible Spending Account (eligible after 3 months)
•	401k Plan (eligible after 6 months)
•	4 weeks vacation

Jim, everyone you have met with was impressed with your background and track record of accomplishments and we believe you will make a very strong contribution to the Prestige organization. Personally, I very much look forward to the opportunity to work with you.

Sincerely,

/s/ Mark Pettie
Mark Pettie
Chairman and Chief Executive Officer

Cc:    P. Anderson
   S. O’Brien
   C. Jolly

/s/ James E. Kelly                 4/11/07
James E. Kelly               Date